UNITED MEDICORP, INC. AND SUBSIDIARIES



EXHIBIT 99.1 TO FORM 8-K

United Medicorp, Inc. Announces Approval To Buy Back Common Stock

Pampa, Texas - On May 10, 2005, the Board of Directors of United Medicorp, Inc. (OTC Bulletin Board ticker symbol UMCI.OB) authorized the Company to repurchase shares of its common stock in the open market or in privately negotiated transactions. These repurchases may be made from time to time in a manner that best serves the interest of the Company and its shareholders.

This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about United Medicorp, Inc. and its business. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties -- many of which are outside of the company's control -- that may cause actual results to differ materially from those expressed or implied by forward-looking statements. These risks and uncertainties include whether the company has, in its judgment, adequate cash reserves to purchase its shares and the price of the shares. For a description of these and other risks that may affect the company's performance, please see the sections of the Company's most recent Annual Report on Form 10-K entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Loss of Significant Customers", "Management's Plan With Respect to Lost Revenues" and "Contingent Liabilities", and Note M to the Condensed Consolidated Financial Statements "Financial Instruments and Concentrations of Market and Credit Risks".



United Medicorp, Inc. provides extended business office, claims coding and medical record storage services to healthcare providers nationwide.


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